Exhibit 10.1

EXECUTION VERSION

WRITTEN CONSENT AND VOTING AGREEMENT

WRITTEN CONSENT AND VOTING AGREEMENT, dated as of October 1, 2010 (this “Agreement”), by and among EarthLink, Inc., a Delaware corporation (“Parent”), Welsh, Carson, Anderson & Stowe VIII, L.P. and WCAS Capital Partners III, L.P. (collectively, the “WCAS Stockholders”), and Special Value Absolute Return Fund, LLC, Special Value Continuation Partners, LP, and Tennenbaum Opportunities Partners V, LP (collectively, the “TCP Stockholders” and, together with the WCAS Stockholders, each a “Stockholder” and collectively, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Parent, ITC^DeltaCom, Inc., a Delaware corporation (the “Company”), and Egypt Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, each outstanding share of the common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration specified therein.

WHEREAS, as of the date hereof, each of the Stockholders is the Beneficial Owner of such Stockholder’s Existing Shares (as defined herein).

WHEREAS, as a condition and inducement to Parent entering into the Merger Agreement, Parent has required that each Stockholder agree, and each Stockholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Stockholder’s Covered Shares (as defined herein);

WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and the transactions contemplated thereby, and has approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by each of the Stockholders is a material inducement and condition to Parent’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1           Defined Terms.  The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized and other defined terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person; provided that the Company shall not be deemed an Affiliate of any Stockholder; and provided, further, that “portfolio companies” (as such term is customarily used among private equity investors) of a Stockholder shall not be deemed an Affiliate of such Stockholder.

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The terms “Beneficially Own”, “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Covered Shares” of a Stockholder (and each Stockholder’s “Covered Shares”) means the specified Stockholder’s Existing Shares, together with any shares of Company Common Stock or other voting capital stock of the Company and any shares of the Company Common Stock or other stock of the Company issuable upon the conversion, exercise or exchange of securities that are as of the relevant date securities convertible into or exercisable or exchangeable for shares of Company Common Stock or other voting capital stock of the Company, in each case that such specified Stockholder has or acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Existing Shares” of a Stockholder (and a Stockholder’s “Existing Shares”) means the shares of Company Common Stock that are Beneficially Owned by the specified Stockholder as of the date hereof, as set forth opposite such Stockholder’s name on Schedule 1 hereto.

“Expiration Date” shall mean the date that the Merger Agreement shall terminate in accordance with its terms.

“Governance Agreement” means the Amended and Restated Governance Agreement, dated as of July 26, 2005, among the Company and the securityholders of the Company party thereto.

“Permitted Transfer” means a Transfer of Covered Shares by a Stockholder to an Affiliate of such Stockholder, provided that, (i) such Affiliate shall remain an Affiliate of such Stockholder at all times following such Transfer, (ii) prior to the effectiveness of such Transfer, such transferee executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to assume all of such Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

“Representatives” means the officers, directors, employees, agents, advisors and Affiliates of a Person.

“Subsidiary” means, with respect to any Person, any corporation or other entity, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner, or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; provided that the Company shall in no event be deemed a Subsidiary of a Stockholder.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration, but excluding the Merger), by tendering into any tender or exchange offer, by operation of law or otherwise), or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1           Agreement to Vote.

(a)           Each Stockholder hereby agrees that, immediately following the execution and delivery of this Agreement and the Merger Agreement, such Stockholder will execute and deliver to the Company a written consent in the form of Exhibit A hereto (a “Written Consent”).  The Written Consent shall be coupled with an interest and shall be irrevocable, except as provided in Section 5.1, below.

(b)           Each Stockholder hereby agrees that from and after the date hereof until the Expiration Date, at any meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that the Covered Shares of such Stockholder are entitled to vote thereon or consent thereto:

(i)            appear at each such meeting or otherwise cause the Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(ii)           vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent (if then permitted under the Company Certificate) covering, all of such Covered Shares (a) in favor of the adoption and approval of the Merger Agreement and approval of the Merger and other transactions contemplated by the Merger Agreement and any action reasonably requested by the Parent in furtherance of the foregoing, including, without limiting any of the foregoing obligations, in favor of any proposal to adjourn or postpone any meeting of the Company Stockholders at which any of the foregoing matters are submitted for consideration and vote of the Company Stockholders to a later date if there are not sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; and (b) against any Takeover Proposal and against any other action, agreement or transaction involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected to, materially impede, interfere with, delay, postpone or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

(c)           Each Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights (including under Section 262 of the Delaware General Corporation Law) in connection with the Merger.

(d)           The obligations of such Stockholder specified in Section 2.1(a) and (b) shall apply prior to the Expiration Date whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

(e)           Notwithstanding anything to the contrary contained herein, in the event that a vote of the stockholders of the Company is required in order to effect an amendment to the Merger Agreement that (i) reduces the amount, changes the form or imposes any material restrictions or additional conditions on the receipt of the consideration payable in respect of each share of Company Common Stock in the Merger or (ii) is otherwise adverse to the holders of Company Common Stock in such capacity (each such amendment, an “Adverse Amendment”), the provisions of this Agreement, including this Section 2.1, will not apply with respect to each Stockholder’s vote of the Covered Shares with respect to such vote to amend the Merger Agreement.

(f)            Nothing in this Agreement, including this Section 2.1, shall limit or restrict any affiliate or designee of any Stockholder who serves as a member of the

Board of Directors of the Company in acting in his or her capacity as a director of the Company and exercising his or her fiduciary duties and responsibilities including, without limitation, taking any action in compliance with Section 5.4 of the Merger Agreement.

2.2           No Inconsistent Agreements.  Each Stockholder hereby covenants and agrees that, except for this Agreement and the Written Consent, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Expiration Date, any voting agreement or voting trust with respect to the Covered Shares of such Stockholder with respect to the matters covered by Section 2.1(b)(ii), (b) has not granted, and shall not grant at any time prior to the Expiration Date, a proxy (except pursuant to Section 2.3), consent or power of attorney with respect to the Covered Shares of such Stockholder with respect to the matters covered by Section 2.1(b)(ii), and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Stockholder from performing any of its material obligations under this Agreement. Such Stockholder hereby represents that all proxies or powers of attorney given by such Stockholder prior to the execution of this Agreement in respect of the voting of such Stockholder’s Covered Shares with respect to the matters covered by Section 2.1(b)(ii), if any, are not irrevocable and the Stockholder hereby revokes (and shall cause to be revoked) any and all previous proxies or powers of attorney with respect to such Stockholder’s Covered Shares with respect to the matters covered by Section 2.1(b)(ii).

2.3           Proxy.  Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Rolla P. Huff, the Chief Executive Officer of Parent, and Samuel R. DeSimone, Jr., the General Counsel and Secretary of Parent, and any individual who shall hereafter succeed any such persons, and any other Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote or execute written consents with respect to the Covered Shares of such Stockholder in accordance with Section 2.1(b) prior to the Expiration Date at any annual or special meetings of stockholders of the Company (or adjournments thereof) at which any of the matters described in Section 2.1(b) is to be considered; provided however, that such Stockholder’s grant of the proxy contemplated by this Section 2.3 shall be effective if, and only if, such Stockholder has not delivered to the Secretary of the Company, at least two Business Days prior to the meeting at which any of the matters described in Section 2.1(b) is to be considered, a duly executed irrevocable proxy card directing that the Covered Shares of such Stockholder be voted in accordance with Section 2.1(b). This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the Expiration Date, at which time any such proxy shall automatically terminate without any further action by the parties hereto. Each Stockholder (solely in its capacity as such) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to such Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of Each Stockholder.  Each Stockholder severally, and not jointly, with respect to itself only, hereby represents and warrants to Parent as follows:

(a)           Authorization; Validity of Agreement; Necessary Action.  To the extent the Stockholder is not an individual, such Stockholder is a limited liability company or a limited liability partnership duly formed or organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of its jurisdiction of organization or formation.  Such Stockholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)           Ownership.  Each Stockholder’s Existing Shares are, and any additional Covered Shares acquired by such Stockholder from the date hereof through and on the Expiration Date will be, Beneficially Owned and owned of record by such Stockholder. Such Stockholder has good and valid title to such Stockholder’s Existing Shares, free and clear of any Encumbrances other than pursuant to this Agreement, the Merger Agreement, under applicable federal or state securities laws or pursuant to any written policies of the Company only with respect to restrictions upon the trading of securities under applicable securities laws and the Governance Agreement. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by such Stockholder. Such Stockholder has and (except as contemplated by this Agreement) will have at all times through the Expiration Date the sole power to control the vote and consent as contemplated herein, sole power of disposition (except as limited by the Governance Agreement), sole power to issue instructions with respect to the matters set forth in Article II, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to any additional Covered Shares acquired by such Stockholder from the date hereof through the Expiration Date.

(c)           No Violation.  The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) conflict with or violate any Law applicable to such Stockholder or by which any of its assets or properties is bound or any Organizational Documents of such Stockholder, or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default)

under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which such Stockholder and/or any of its assets or properties is bound, except for any of the foregoing as would not impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d)           Consents and Approvals.  The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Authority, other than the filings of any reports with the SEC.

(e)           Absence of Litigation.  As of the date hereof, there is no Action pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder and/or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f)            Finder’s Fees.  No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent, Merger Sub or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Stockholder.

(g)           Reliance by Parent.  Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations and warranties of such Stockholder contained herein.  Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

3.2           Representations and Warranties of Parent.  Parent hereby represents and warrants to each Stockholder that it has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent, constitutes a legal, valid and binding obligation of Parent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE IV

OTHER COVENANTS

4.1           Prohibition on Transfers; Other Actions.  Until the Expiration Date, each Stockholder agrees that it shall not (a) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; or (b) enter into any agreement, arrangement or understanding with any Person with respect to any Transfer of such Stockholder’s Covered Shares. Any Transfer in violation of this provision shall be void ab initio.  Each Stockholder agrees that it shall not request that the Company or its transfer agent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder’s Shares and hereby consents to the entry of stop transfer instructions by the Company of any transfer of such Stockholder’s Subject Shares (and any other Shares that are beneficially owned by such Stockholder), unless such transfer is made in compliance with this Agreement.

4.2           Stock Dividends, etc.  In the event of a stock split, stock dividend or distribution, or any change in the Company Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3           No Solicitation; Support of Acquisition Proposals.

(a)           Except as set forth in this Section 4.3, each Stockholder shall, and shall direct its respective Affiliates and Representatives to, cease any discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to a Takeover Proposal.  From the date of this Agreement until the date the Expiration Date, except as permitted by Section 4.3(b), each Stockholder agrees that it shall not, and shall not authorize its respective Affiliates and Representatives to, (i) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing non-public information or providing access to the properties, books, records or personnel of the Company or any of its Subsidiaries) any inquiries regarding, or the making of any proposal or offer that constitutes a Takeover Proposal, or (ii) have any discussions (other than to state that the Stockholder is not permitted to have discussions) or participate in any negotiations regarding a Takeover Proposal, or execute or enter into any Contract with respect to a Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal, or approve or recommend a Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal or any Contract, letter of intent or agreement in principle with respect to a Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal.

(b)           Notwithstanding anything to the contrary in this Agreement, at any time the Company is permitted to take the actions set forth in Section 5.4(b) of the

Merger Agreement with respect to a Takeover Proposal, each Stockholder and its Affiliates and Representatives shall be free to participate in any discussions or negotiations regarding such Takeover Proposal with the Person making such Takeover Proposal, provided that such Stockholder has not breached this Section 4.3.

(c)           For the purposes of this Section 4.3, the Company shall be deemed not to be an Affiliate or Subsidiary of any Stockholder, and any officer, director, employee, agent or advisor of the Company (in each case, in their capacities as such) shall be deemed not to be a Representative of any Stockholder.

4.4           Notice of Acquisitions.  Each Stockholder agrees to notify Parent as promptly as practicable (and in any event within 24 hours after receipt) orally and in writing of the number of any additional shares of Company Common Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof.

4.5           Disclosure.  Subject to reasonable prior notice and approval (not to be unreasonably withheld or delayed) of the Stockholders, each Stockholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Information Statement the Stockholder’s identity and ownership of such Stockholder’s Covered Shares and the nature of the Stockholder’s obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1           Termination.  This Agreement shall automatically terminate and the Written Consent of each of the Stockholders shall be automatically revoked, in each case without any action on the part of any party hereto, upon the earliest to occur of (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the making of any waiver, amendment or other modification of the Merger Agreement without the written consent of the Stockholders that is an Adverse Amendment. Notwithstanding the foregoing, the provisions of this Section 5.1 and of Section 5.2 and Sections 5.4 through 5.12 shall survive any termination of this Agreement without regard to any temporal limitation. Subject to the last sentence of Section 5.9, neither the provisions of this Section 5.1 nor the termination of this Agreement shall relieve any party hereto from any liability to any other party hereto arising out of or in connection with a breach of this Agreement by such party incurred prior to such termination.

5.2           No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to such Stockholder’s Covered Shares. All rights and all ownership and economic benefits of and relating to a Stockholder’s Covered Shares shall remain vested in and belong to such Stockholder, and nothing herein shall, or shall be construed to, grant Parent any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares. Without limiting the generality of the previous sentence, each Stockholder shall be entitled to receive any cash dividend paid by the Company with respect to such Stockholder’s Covered Shares during the term of this Agreement. Nothing in this Agreement shall be interpreted as obligating any Stockholder to exercise or convert any warrants, options or convertible securities or otherwise to acquire Company Common Stock.

5.3                                 Notices.  Any notice or other communication required or permitted hereunder shall be shall be deemed to have been duly given and made (a) if in writing and served by personal delivery upon the party for whom it is intended; (b) if delivered by facsimile with receipt confirmed; or (c) if delivered by certified mail, registered mail or courier service, return receipt received to the party at the address set forth below, to the Persons indicated:

If to Parent, to:

EarthLink, Inc.

1375 Peachtree Street

Atlanta, Georgia 30309

Attn: General Counsel

Fax: (404) 892-7616

with a copy (which shall not constitute notice) to:

King & Spalding LLP

1180 Peachtree Street, N.E.

Atlanta, GA 30309

Attention:  John D. Capers, Jr. and Michael J. Egan

Facsimile:  (404) 572-5100

If to Welsh, Carson, Anderson & Stowe VIII, L.P. or WCAS Capital Partners III, L.P., to:

c/o Welsh, Carson, Anderson & Stowe VIII, L.P.

320 Park Avenue, Suite 2500

New York, NY 10022

Attention:	Jonathan Rather
Facsimile:	(212) 893-9582

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY  10022

Attention:  Michael Movsovich

Facsimile:  (212) 446-6460

If to Special Value Absolute Return Fund, LLC, Special Value Continuation Partners, LP or Tennenbaum Opportunities Partners V, LP, to:

Tennenbaum Capital Partners

2951 28th Street, Suite 1000

Santa Monica, CA 90405

Attention:	Michael Leitner
Philip Tseng
Facsimile:	(310) 899-4977

with a copy (which shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

601 S. Figueroa, 30th Floor

Los Angeles, CA 90017

Attention:  Melainie Mansfield

Facsimile:  (213) 892-4711

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 5.3.

5.4                                 Interpretation; Definitions.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. References herein to a specific Section shall refer to Sections of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” References herein to any gender shall include each other gender. References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 5.4 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement. With respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement. If the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day. References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder. References herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof. The parties have participated jointly in negotiating and drafting this Agreement.  If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5.5                                 Counterparts.  This Agreement may be executed in any number of counterparts, as if the signature(s) to each counterpart were upon a single instrument, and all such counterparts together shall together constitute the same agreement.  Facsimile signatures or signatures received as a .pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party shall have received a counterpart signed by all of the other parties.

5.6                                 Entire Agreement.  This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, contain all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.  No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

5.7                                 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)                                  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

(b)                                 Exclusive Jurisdiction.  Each party to this Agreement (i) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the state courts of the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the Court of Chancery of the State of Delaware (or, only if said Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (v) agrees that it will not bring any action relating to this Agreement or the transactions contemplated hereunder in any court other than as specified in clause (iii) of this Section 5.7.  The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.3 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

(c)                                  Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS

AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.7.

5.8                                 Amendment; Waiver.  This Agreement may not be amended except by an instrument in writing signed by Parent and each Stockholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties.

5.9                                 Remedies.

The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware or other court as specified in Section 5.7, this being in addition to any other remedy at law or in equity.  Notwithstanding anything in this agreement to the contrary, in no event shall (i) any of the WCAS Stockholders be liable for a breach of this Agreement by any of the TCP Stockholders and (ii) any of the TCP Stockholders be liable for a breach of this Agreement by any of the WCAS Stockholders.

5.10                           Severability.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement.  If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

5.11                           Successors and Assigns; Third Party Beneficiaries.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.  Except in connection with a Permitted Transfer, no party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement, which any such party may withhold in its absolute discretion.  Any purported assignment without such prior written consents shall be void. The Company shall be an express third party beneficiary of the first sentence of Section 2.1(a) of this Agreement.  This Agreement is not intended to and does not confer upon any Person other than the parties hereto and, solely with respect to the first sentence of Section 2.1(a), the Company, any rights or remedies under this Agreement.

5.12                           Action by Stockholder Capacity Only.  Parent acknowledges that each Stockholder has entered into this Agreement solely in its capacity as the record and/or beneficial owner of such Stockholder’s Covered Shares (and not in any other capacity, including without limitation, any capacity as a director or officer of the Company). Nothing herein shall limit or affect any actions taken by such Stockholder or its Affiliate or designee, or require such Stockholder or its Affiliate or designee to take any action, in each case, in its or his capacity as a director or officer of the Company, and any actions taken, or failure to take any actions, by it or him in such capacity as a director or officer of the Company shall not be deemed to constitute a breach of this Agreement.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

WELSH, CARSON, ANDERSON &
STOWE VIII, L.P.
By:	WCAS VIII Associates LLC
Its:	General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

WCAS CAPITAL PARTNERS III, L.P.
By:	WCAS CP III Associates L.L.C.
Its:	General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

[Signatures continued on next page]

[Signature Page to the Written Consent and Voting Agreement]

SPECIAL VALUE ABSOLUTE RETURN
FUND, LLC
By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Michael Leitner
Name: Michael Leitner
Title: Managing Partner

SPECIAL VALUE CONTINUTATION
PARTNERS, LP
By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Michael Leitner
Name: Michael Leitner
Title: Managing Partner

TENNENBAUM OPPORTUNITIES
PARTNERS V, LP
By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Michael Leitner
Name: Michael Leitner
Title: Managing Partner

[Signatures continued on next page]

[Signature Page to the Written Consent and Voting Agreement]

EARTHLINK, INC.

By:	/s/ Rolla P. Huff
Name: Rolla P. Huff
Title: Chief Executive Officer

[Signature Page to the Written Consent and Voting Agreement]

SCHEDULE 1

OWNERSHIP OF EXISTING SHARES

Beneficial Owner	Class	Existing Shares
Welsh, Carson, Anderson & Stowe VIII, L.P.	Common Stock	35,203,323
WCAS Capital Partners III, L.P.	Common Stock	4,127,611
Special Value Absolute Return Fund, LLC	Common Stock	623,647
Special Value Continuation Partners, LP	Common Stock	10,890,069
Tennenbaum Opportunities Partners V, LP	Common Stock	1,120,569

EXHIBIT A

WRITTEN CONSENT OF STOCKHOLDERS

OF

ITC^DELTACOM, INC.

The undersigned, being stockholders of ITC^DeltaCom, Inc., a Delaware corporation (the “Company”), acting pursuant to Section 228 of the Delaware General Corporation Law (“DGCL”), hereby adopt the following recitals and resolution by written consent in lieu of a meeting:

WHEREAS, there has been submitted to the undersigned stockholders of the Company an Agreement and Plan of Merger (the “Merger Agreement”) by and among EarthLink, Inc., a Delaware corporation, Egypt Merger Corp., a Delaware corporation, and the Company, which Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation after such merger (the “Merger”);

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, the stockholders of the Company (the “Stockholders”) will be entitled to receive the Merger Consideration (as defined in the Merger Agreement) for each share of common stock of the Company held by them at the effective time of the Merger;

WHEREAS, the board of directors of the Company has approved the Merger Agreement and the Merger and has resolved to recommend that the Stockholders adopt the Merger Agreement; and

WHEREAS, the affirmative vote in favor of the adoption of the Merger Agreement by a majority of the votes entitled to be cast thereon by the stockholders of the Company is required pursuant to Section 251 of the DGCL.

NOW, THEREFORE, BE IT RESOLVED, that the undersigned stockholders, in their capacity as stockholders of the Company, hereby adopt the Merger Agreement and approve the transactions contemplated by the Merger Agreement, including, without limitation, the Merger; and

FURTHER RESOLVED, that the Merger Agreement and the Merger be, and hereby are, consented to, approved and adopted in all respects without a meeting, without prior notice and without a vote; and

FURTHER RESOLVED, that this written consent may be signed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one instrument and that this written consent shall be filed with the minutes of the proceedings of the stockholders of the Company.

This written consent is coupled with an interest and is irrevocable, except to the extent provided in Section 5.1 of the Written Consent and Voting Agreement entered into on October 1, 2010 by and among Parent and the Stockholders.

*   *   *   *   *

IN WITNESS WHEREOF, each of the undersigned has executed this written consent on the date set forth below.

STOCKHOLDERS:

WELSH, CARSON, ANDERSON &
STOWE VIII, L.P.
By:	WCAS VIII Associates LLC
Its:	General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

DATED: October 1, 2010

WCAS CAPITAL PARTNERS III, L.P.
By:	WCAS CP III Associates L.L.C.
Its:	General Partner

By:	/s/ Jonathan Rather
Name: Jonathan Rather
Title: Managing Member

DATED: October 1, 2010

[Signatures continue on next page]

[Signature page to written consent of the stockholders]

SPECIAL VALUE ABSOLUTE RETURN
FUND, LLC
By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Michael Leitner
Name: Michael Leitner
Title: Managing Partner

DATED: October 1, 2010

SPECIAL VALUE CONTINUTATION
PARTNERS, LP
By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Michael Leitner
Name: Michael Leitner
Title: Managing Partner

DATED: October 1, 2010

TENNENBAUM OPPORTUNITIES
PARTNERS V, LP
By:	Tennenbaum Capital Partners, LLC
Its:	Investment Manager

By:	/s/ Michael Leitner
Name: Michael Leitner
Title: Managing Partner

DATED: October 1, 2010

[Signature page to written consent of the stockholders]